Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with the Quarterly Report on Form 10-Q of Post Properties, Inc. (“Post”) and Post Apartment Homes, L.P. (“PAH”, and together with Post, the “Registrants”) for the period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, the President and Chief Executive Officer of Post and Post GP Holdings, Inc., PAH’s general partner, certifies that:

     (1)  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrants.

/s/ David P. Stockert

David P. Stockert President and Chief Executive Officer May 14, 2003

     A signed original of this written statement required by Section 906 has been provided to the Registrants and will be retained by the Registrants and furnished to the Securities and Exchange Commission or its staff upon request.